Report of Independent Registered Public Accounting Firm
To the Shareholders and Board of Trustees of the HSBC Investor LifeLine Funds:
In planning and performing our audits of the
 financial statements of HSBC Investor
LifeLine Funds HSBC Investor Aggressive
 Growth Strategy Fund HSBC Investor Growth
 Strategy Fund HSBC Investor Moderate Growth
Strategy Fund HSBC Investor Conservative
Growth Strategy Fund and HSBC Investor
Conservative Income Strategy Fund as of and for the year ended October312006 in accordance with the standards of the Public Company
Accounting Oversight Board (United States) we considered their internal control over financial reporting including control activities for safeguarding securities as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR but not for the purpose of expressing an opinion on the effectiveness of HSBC Investor LifeLine Funds internal control over financial reporting. Accordingly we express no such opinion.
The management of HSBC Investor
LifeLine Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility estimates and judgments by management are required to assess the
expected benefits and related costs of controls.
A companys internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles. Such internal control includes policies and procedures that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition use or disposition of a companys assets that could have a material effect on the financial statements.
Because of its inherent limitations internal control over financial reporting may not prevent or detect misstatements. Also projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions or that the degree of compliance with the policies or procedures may deteriorate.
A control deficiency exists when the design or operation of a control does not allow management or employees in the normal course of performing their assigned functions to prevent or detect misstatements on a timely basis. A significant deficiency is a control deficiency or combination of control deficiencies that adversely affects the companys ability to initiate authorize record process or report external financial data reliably in accordance with U.S. generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the companys annual or interim financial statements that is more than inconsequential will not be prevented or detected.
A material weakness is a significant deficiency or combination of significant deficiencies that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

Our consideration of HSBC Investor
LifeLine Funds internal control over financial
 reporting was for the limited purpose described
 in the first paragraph and would not necessarily
 disclose all deficiencies in internal control that might
be significant deficiencies or material weaknesses
under standards established by the Public
Company Accounting Oversight Board (United States).
However we noted no deficiencies in HSBC
Investor LifeLine Funds internal control over
financial reporting and their operation including
controls for safeguarding securities that we consider
to be a material weakness as defined above
 as of October312006.
This report is intended solely for the information
and use of management and the Board of Trustees
 of HSBC Investor LifeLine Funds and the Securities
and Exchange Commission and is not intended to be
and should not be used by anyone other than these
specified parties.
/s/ KPMG LLP
Columbus Ohio
December222006


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